UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14A-101)

             INFORMATION REQUIRED IN CONSENT SOLICITATION STATEMENT
                            SCHEDULE 14A INFORMATION

         Consent Solicitation Statement Pursuant to Section 14(A) of the
                         Securities Exchange Act of 1934

Filed by the Registrant    |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|X|  Preliminary Proxy Statement
|_| Confidential, Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) |_| Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material under ss. 240.14a-12


                             Orbis Development, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Consent Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction: 5) Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:  ______________________________________________

     2)  Form, Schedule or Registration Statement No.:  ________________________

     3)  Filing Party:  ________________________________________________________

     4)  Date Filed:  __________________________________________________________

[FORM OF LETTER TO BE SENT TO A SMALL GROUP OF STOCKHOLDERS PRIOR TO THE DELIVERY OF THE OTHER LETTER TO ALL STOCKHOLDERS.]

                             ORBIS DEVELOPMENT, INC.
                                 P.O. Box 11927
                            Zephyr Cove, Nevada 89448


To the Stockholders of Orbis Development, Inc.:

         Orbis Development, Inc. (the "Company") is seeking stockholder approval for an amendment (the "Amendment") to the Amended and Restated Articles of Incorporation of the Company that (i) changes the Company's name from Orbis Development, Inc. to Global Pari-mutuel Services, Inc. and (ii) effects a one-for-five reverse split of the issued and outstanding shares of common stock of the Company.

         In order to gain approval for the Amendment as quickly and efficiently as possible, the Board of Directors of the Company has determined to seek approval for the Amendment by majority written consent. The Company is not holding a meeting of stockholders in connection with the Amendment.

         By means of this consent solicitation, you are being asked to approve the Amendment. The Board of Directors unanimously recommends that you consent to this proposal.

         The Consent Solicitation Statement on the following pages describes the matters being presented to you in this consent solicitation.

         The Board of Directors requests that you sign, date and return your consent in the enclosed envelope as soon as possible. If you submit a properly executed consent to the Company by August [___], 2005 (unless this date is extended by the Board of Directors), your shares of the Company's common stock will be voted in favor of the Amendment.

Dated: July ___, 2005                       BY ORDER OF THE BOARD OF DIRECTORS



                                            James A. Egide
                                            Chairman of the Board

[FORM OF LETTER TO BE DISTRIBUTED TO ALL STOCKHOLDERS UPON RECEIPT OF MAJORITY APPROVAL PURSUANT TO THE ABOVE LETTER]

                             ORBIS DEVELOPMENT, INC.
                                 P.O. Box 11927
                            Zephyr Cove, Nevada 89448


To the Stockholders of Orbis Development, Inc.:

         Orbis Development, Inc. (the "Company") is seeking stockholder approval for an amendment (the "Amendment") to the Amended and Restated Articles of Incorporation of the Company that (i) changes the Company's name from Orbis Development, Inc. to Global Pari-mutuel Services, Inc. and (ii) effects a one-for-five reverse split of the issued and outstanding shares of common stock of the Company.

         In order to gain approval for the Amendment as quickly and efficiently as possible, the Board of Directors has determined to seek approval for the Amendment by majority written consent. The Company is not holding a meeting of stockholders in connection with the Amendment.

         Prior to sending this letter and attached Consent Solicitation Statement to all of the stockholders of the Company, the Company circulated such materials to, and solicited consents from, a small group of significant stockholders and was able to obtain signed written consents approving the Amendment from the holders of a majority of the outstanding common stock. ACCORDINGLY, BY MEANS OF THIS LETTER, THE COMPANY IS PROVIDING YOU WITH NOTICE THAT THE AMENDMENT HAS RECEIVED APPROVAL OF HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK, AND UNLESS THE COMPANY PROVIDES NOTICE TO THE CONTRARY, THE COMPANY PLANS TO FILE A CERTIFICATE EFFECTING THE AMENDMENT ON OR ABOUT [_________], 2005.

         The Consent Solicitation Statement on the following pages describes the matters presented to the stockholders in this consent solicitation. If you desire to add your consent to those already received by the Company, the Board of Directors requests that you sign, date and return your consent. If you submit a properly executed consent to the Company by August [___], 2005 (unless this date is extended by the Board of Directors), your stock will be voted in favor of the Amendment.

 Dated: July ___, 2005                      BY ORDER OF THE BOARD OF DIRECTORS



                                            James A. Egide
                                            Chairman of the Board

                             ORBIS DEVELOPMENT, INC.
                                 P.O. Box 11927
                            Zephyr Cove, Nevada 89448

                              --------------------

                         CONSENT SOLICITATION STATEMENT

                              --------------------

                               GENERAL INFORMATION


INFORMATION REGARDING CONSENTS

         This Consent Solicitation Statement is furnished in connection with the solicitation of stockholder consents by the Board of Directors of Orbis Development, Inc. (the "Company"). The Board of Directors is soliciting these consents in lieu of a meeting of stockholders, in connection with the proposed amendment (the "Amendment") to the Company's Amended and Restated Articles of Incorporation (the "Amended Articles") that will (i) change the Company's name from Orbis Development, Inc. to Global Pari-mutuel Services, Inc. (the "Name Change") and (ii) effect a one-for-five reverse split of the issued and outstanding shares of common stock of the Company (the "Common Stock"), without changing the authorized number of shares or the par value per share (the "Reverse Split"). Only stockholders of record at the close of business on the record date of June 30, 2005 will be entitled to submit a written consent.

         The Company is incorporated in the State of Nevada and is therefore subject to Title 7 of the Nevada Revised Statutes. Section 78.320 of the Nevada Revised Statutes permits the Company's stockholders to take action without a meeting if the votes represented by consents in writing, setting forth the action so taken, represent a majority of voting power of the Company. The Board of Directors has determined that the consents must be received by August [___], 2005; however, this date may be extended by the Board of Directors in its sole discretion. Accordingly, if the Company receives executed consents approving the Amendment from holders of a majority of the outstanding shares of Common Stock by August [___], 2005 (unless the Board of Directors extends this date), the Amendment will be approved.

         All written consents that the Company receives, regardless of when dated, will expire unless valid, written and unrevoked consents constituting the necessary vote for approval of the proposed action are received by the Company by August [___], 2005 (unless this date is extended by our Board of Directors). You may revoke your consent at any time, provided that the Company receives a written, signed and dated revocation before August [___], 2005 (or, if this date is extended by the Board of Directors, such later date). A revocation may be in any written form validly signed by you, as long as it clearly states that the consent previously given is no longer effective. The revocation should be sent to James A. Egide, Chairman of the Board, Orbis Development, Inc., P.O. Box 11927 Zephyr Cove, Nevada 89448.

         The Company will pay the costs of soliciting these consents. In addition to soliciting consents by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit consents personally, by facsimile, by email or by other appropriate means. Banks, brokers, fiduciaries and other custodians and nominees who forward consent soliciting material to their principals will be reimbursed their customary and reasonable out-of-pocket expenses.

RECORD DATE AND CONSENT RIGHTS

         Only Company stockholders of record as of the close of business on the record date, June 30, 2005, will be entitled to submit a consent on the accompanying form. On that date, there were listed as outstanding 24,997,300 shares of Common Stock. Each share of Common Stock is entitled to one vote in the consent solicitation. Consents evidencing a majority of the shares entitled to vote are required in order to approve the Amendment. To be counted toward the votes required for approval of the Amendment, your consent must be delivered to the Company by August [___], 2005 (unless this date is extended by the Board of Directors). Under Nevada law and our charter documents, abstentions and broker non-votes will have the same effect as withheld consents.

         This Consent Solicitation Statement is dated as of [_____], and is first being mailed to stockholders of the Company on or about [_____].


              PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                   TO EFFECT THE NAME CHANGE AND REVERSE SPLIT

         The Board of Directors of the Company has proposed that the Amended Articles be amended to (i) change the Company's name from Orbis Development, Inc. to Global Pari-mutuel Services, Inc. and (ii) effect a one-for-five reverse split of the issued and outstanding shares of Common Stock, without changing the authorized number of shares or the par value per share, and has authorized the submittal of the proposed Amendment to the stockholders for their approval, with recommendation from the Board of Directors that it be approved. A copy of the proposed Amendment is attached as Annex A to the form of Written Consent of Stockholders of Orbis Development, Inc. enclosed herewith. If the Amendment is approved, the Company intends to file a Certificate of Amendment with the Secretary of State of Nevada on the later of [_____] or the earliest date permitted by law.

THE NAME CHANGE

         Over the past several years, the nature of the Company's business has evolved. Whereas the Company was formerly engaged in the business of credit card processing, it now focuses on software development for the pari-mutuel wagering industry. The purpose of the Name Change is to identify the Company by a name that more accurately reflects the nature of its current business. During the next year, Company management plans to take various steps to strengthen the name recognition of Global Pari-mutuel Services, Inc. within its industry and in the financial markets. As part of this effort, Company management desires to ensure that the name under which the Company is registered, its trading symbol and the name under which the Company does business all tie in as closely as possible to the "Global Pari-mutuel Services, Inc." name and mark. If the name change is approved, Company management will request a new ticker symbol that more closely resembles the new name.

THE REVERSE SPLIT

         Purpose of the Reverse Split

         The Company's Common Stock is not listed on an established securities market or exchange, but has traded on the "OTC Bulletin Board" and "Pink Sheets" markets under the symbol "ORBD." As of June 30, 2005, the market price of the Common Stock was $0.08 per share. At such a low market price, there is not an effective trading market for the Common Stock and the Company is unable to use its authorized but unissued shares as currency for acquisitions or other corporate transactions. Furthermore, the OTC Bulletin Board market requires a minimum per share trading price of $1.00 for quotation thereon. At a per share trading price of $0.08, the Company's Common Stock is not eligible to be quoted on the OTC Bulletin Board and is currently quoted only on the Pink Sheets market. The Board of Directors has determined that it is in the Company's best interest to increase the trading price of the Common Stock so as to revive the trading market for the same and progress toward eligibility for quotation on the OTC Bulletin Board. The Board of Directors has determined that the optimal method for attempting to increase the Common Stock's trading price is to effect the Reverse Split.

         However, the effect of the Reverse Split on the market price for the Company's Common Stock cannot be predicted and the history of similar reverse stock splits in companies in like circumstances is varied. The market price per share of the Common Stock after the Reverse Split may not rise in proportion to the reduction in the number of shares of its Common Stock outstanding resulting from the Reverse Split and, even if it does rise proportionately, the per share market price will nonetheless be below the $1.00 required minimum trading price for quotation on the OTC Bulletin Board.

         Certain Effects of the Reverse Split

         The Reverse Split will affect all of the Company's stockholders uniformly and will not affect any Stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the Reverse Split results in any of the Company's stockholder owning a fractional share, in which case the Company will issue one whole share to such holder on account of such fractional share, as discussed more fully below.

         In addition, the Company will adjust all outstanding options, warrants and other convertible securities entitling their holders to purchase shares of its Common Stock as a result of this Reverse Split, as required by the terms of the securities. The Company will reduce by a factor of five the conversion ratio for each instrument and will increase by a factor of five the exercise price in accordance with the terms of each instrument. Also, the Company will reduce by a factor of five the number of shares reserved for issuance under its existing stock option plans. The Reverse Split will not affect the par value per share of the Company's Common Stock.

         As a result, on the effective date of the Reverse Split, the stated capital on the Company's balance sheet attributable to the Common Stock will be reduced to one-fifth the current amount, and the additional paid-in capital account will be credited by the amount by which the stated capital is reduced. The per share net income (loss) and net book value of the Company's Common Stock will be retroactively increased five-fold for each period, because there will be fewer shares of its Common Stock outstanding.

         Subject to the provisions for rounding of fractional shares as described below, consummation of the Reverse Split will not result in a change in the relative equity position or voting power of the holders of Common Stock or the contingent equity position of holders of stock options to purchase shares of the Company's Common Stock. The shares of the new Common Stock will have the same voting rights and rights to dividend and distribution and will be identical in all other respects of the Common Stock now authorized.

         No scrip or fractional share certificates will be issued in connection with the Reverse Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of old shares not evenly divisible by five will be entitled, upon surrender of certificate(s) representing such shares, to one whole share on account thereof. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights, except to receive one whole share as described herein.

         The Reverse Split is not intended as, and will not have the effect of, a "going private" transaction covered by Rule 13e-3 under the Securities Exchange Act of 1934. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

         Because the Company's authorized Common Stock will not be reduced, the overall effect will be an increase in authorized but unissued shares of Common Stock as a result of the Reverse Split. Specifically, as a result of the Reverse Split, the number of authorized but unissued shares will increase from approximately 2,700 shares to approximately 20,002,700 shares. The Board of Directors, in its discretion, may issue these shares. Any future issuances will have the effect of diluting the percentage stock ownership and voting rights of the present holders of Common Stock.

         While the Board of Directors believes it advisable to authorize and approve the Reverse Split for the reasons set forth above, the Board of Directors is aware that the increase in number of authorized, but unissued shares of Common Stock may have a potential anti-takeover effect. The Company's ability to issue additional shares could be used to thwart persons, or otherwise dilute stock ownership of stockholders, seeking to control the Company. The Board of Directors is not recommending the Reverse Split as part of an anti-takeover strategy.

         Certain Potential Negative Consequences of the Reverse Split

         Stockholders should recognize that if the Reverse Split is effectuated, they will own fewer shares of Common Stock than they presently own. While management expects that the Reverse Split will result in an increase in the market price of the Common Stock, the Reverse Split may not increase the per share market price by a multiple of five or result in a permanent increase in the market price. Also, should the market price of the Common Stock decline, the percentage decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than would pertain in the absence of the Reverse Split. Furthermore, the possibility exists that the reduced number of shares that would be outstanding after the Reverse Split could adversely affect liquidity in the market for the Company's Common Stock. In addition, the Reverse Split will increase the number of stockholders who own odd lots of less than 100 shares. Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, the Reverse Split may not achieve the desired results that have been outlined above.

         No Dissenters' Rights

         Stockholders of the Company are not entitled to dissenters' rights with respect to the Reverse Split under Title 7, Chapter 92A of the Nevada Revised Statutes, and the Company will not independently provide its stockholders with any such right.

         Federal Income Tax Consequences of the Reverse Stock Split

         The following summary of the federal income tax consequences of the Reverse Split is based on current law, including the Internal Revenue Code of 1986, as amended, and is for general information only. The tax treatment of a stockholder may vary depending on particular facts and circumstances of such stockholder, and the discussion below may not address all the tax consequences for a particular stockholder. For example, foreign, state and local tax consequences are not discussed below. Accordingly, each stockholder should consult his or her tax advisor to determine the particular tax consequences to him or her of the Reverse Split, including the application in effect of federal, state, local and/or foreign income tax and other laws.

         Generally, the Reverse Split will not result in the recognition of a gain or loss for federal income tax purposes. The adjusted basis of the aggregate number of the new shares of Common Stock will be the same as the adjusted basis of the aggregate number of shares of Common Stock held by such holder immediately prior to the Reverse Split. The holding period of the new, post-split shares of the Common Stock resulting from implementation of the Reverse Split will include the stockholder's holding periods for the pre-split shares of the Common Stock held by such holder immediately prior to the Reverse Split.

         No gain or loss will be recognized for the Company as a result of the Reverse Split.

PROCEDURE FOR EXCHANGE OF SHARE CERTIFICATES

         If the stockholders approve the Amendment, the Amendment will become effective at such time as the Company files a Certificate of Amendment to its Amended and Restated Articles of Incorporation with the Nevada Secretary. Upon such filing, all of the old Common Stock will be converted into new Common Stock as set forth in the Certificate of Amendment.

         As soon as practicable after the effective date of the Amendment, stockholders will be notified that the Name Change and Reverse Split has been effected. The Company's transfer agent, OTC Stock Transfer, Inc. will act as exchange agent for purposes of implementing the exchange of stock certificates. The address and telephone number of OTC Stock Transfer, Inc. are as follows: 231 East 2100 South, Salt Lake City, Utah 84115, (801) 485-5555. Holders of the pre-name change/pre-reverse stock split shares will be asked to surrender to the exchange agent certificates representing such shares (such certificates, the "Old Certificates") in exchange for certificates representing post-name change/post-reverse stock split shares (such certificates, the "New Certificates") in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. No New Certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's Old Certificates with the properly completed and executed letter of transmittal to the exchange agent. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so. Stockholders whose shares are held by their stockbroker do not need to submit Old Certificates for exchange. These shares will automatically reflect the new quantity of shares based on the one-for-five exchange ratio of the Reverse Split except for fractional shares. Beginning on the effective date, each Old Certificate will be deemed for all corporate purposes to evidence ownership of post-name change/post-reverse stock split shares.

EFFECTIVE TIME OF AMENDMENT

         If stockholder approval is obtained, the Company plans to file a Certificate of Amendment effecting the Amendment on the later of [_____] or the earliest date permitted by law.

         OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU CONSENT TO THE APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION OF THE COMPANY TO EFFECT THE NAME CHANGE AND THE REVERSE SPLIT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth information, as of June 30, 2005, as to (i) each person who beneficially owns of record more than 5% of our outstanding Common Stock, and (ii) the ownership of our Common Stock by each person serving as a director or named executive officer of the Company and by all of our directors, director nominees and executive officers as a group. Except as otherwise indicated in the footnotes to this table, all shares are owned directly, and the persons named in the table have sole voting and investment power with respect to shares shown as beneficially being owned by them.

                                       Beneficial Ownership of Common Stock
---------------------------------  ---------------------------------------------
                                   Ownership Amount and Nature     Percentage
      Name and Address(1)           of Beneficial Ownership(2)     Ownership(3)
---------------------------------  -----------------------------  --------------

5% Stockholders
(Who are not Executive Officers
or Directors)

Heritage Limited                           5,866,211 (4)                23.46%
PO Box 1823
Basseterre, St. Kitts BWI

AMEJ Foundation((5))                       4,122,786                    16.49%
42 Digital
Novato, CA 94949

C.R. Fedrick                               1,958,072                     7.83%
PO Box 688
Novato, CA 94948


Executive Officers and Directors

James A. Egide                             5,554,572 (6)                22.22%

Andrew Broughton                           2,073,307                     8.29%

William G.                                 1,392,963 (7)                 5.57%
Isetta

Michael Bard                                 350,000                      1.4%

Gerald P.                                     25,000                      0.1%
Richardson

All Executive Officers and                 9,395,842                    37.49%
Directors as a Group (5 Persons)


     (1) The business address of each of the directors and executive officers is P.O. Box 11927, Zephyr Cove, NV 89448.

     (2) As of June 30, 2005, there were no outstanding options, warrants or other rights to acquire shares of Common Stock.

     (3) The percentage indicated represents the number of shares of Common Stock divided by 24,997,300, which is the number of shares of Common Stock issued and outstanding as of June 30, 2005.

     (4) Heritage Limited is a trust created for the benefit of Mr. James A. Egide's family. The voting and disposition of shares in the trust for the benefit of family members are vested in an independent trustee, and Mr. Egide disclaims any beneficial interest in such shares.

     (5) The AMEJ Foundation is a non-profit foundation established by Mr. Egide on behalf of his deceased daughter. Mr. Egide serves as a director of the foundation and, although he participates in decisions regarding the voting and disposition of shares of Common Stock owned by the foundation, he disclaims any beneficial interest in such shares.

     (6) Includes 87,500 shares of Common Stock owned directly by Mr. Egide's wife and 45,000 shares of Common Stock held in trust for Mr. Egide's grandchildren. Excludes 5,866,211 shares of Common Stock held by Heritage Limited and 4,122,786 shares of Common Stock owned by the AMEJ Foundation identified in footnotes 4 and 5 above.

     (7) Includes 800 shares held by controlled trusts for the benefit of Mr. Isetta's minor children.

                         WRITTEN CONSENT OF STOCKHOLDERS
                                       OF
                             ORBIS DEVELOPMENT, INC.

          This Consent is Solicited on Behalf of the Board of Directors

         The undersigned stockholder of record of Orbis Development, Inc. (the "Company") as of [_____] hereby consents, pursuant to Section 78.320 of the Nevada Revised Statutes, with respect to all shares of common stock of the Company ("Common Stock") held by the undersigned, to the following action without a meeting.

         1.  Proposal to amend the Articles of  Incorporation  of the Company to
(i) change the name of the Company from Orbis Development, Inc. to Global Pari-mutuel Services, Inc. and (ii) effect a one-for-five reverse split of the issued and outstanding shares of common stock of the Company.

         RESOLVED, that the amendment to the Articles of Incorporation of the Company substantially in the form attached hereto as Annex A is hereby approved.

         / / CONSENT/FOR      / / CONSENT WITHHELD/AGAINST       / / ABSTAIN


INSTRUCTIONS: TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE APPROVAL OF THE PROPOSED AMENDMENT, CHECK THE APPROPRIATE BOX ABOVE. IF NO BOX IS MARKED ABOVE WITH RESPECT TO THE PROPOSED AMENDMENT, THE UNDERSIGNED WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSED AMENDMENT.

PLEASE DATE, SIGN AND MAIL THIS CONSENT PROMPTLY, USING THE ENCLOSED ENVELOPE.

Dated: ______________, 2005



--------------------------------------   ---------------------------------------
[print name of record stockholder as     [signature of record stockholder or
set forth on certificate]                person authorized to sign on behalf of
                                         record stockholder]



--------------------------------------   ---------------------------------------
[title or authority of authorized        [signature, if held jointly]
person, if applicable]


If an individual, please sign exactly as the name appears on the certificate representing your shares of Common Stock. If a corporation, partnership, trust, limited liability company or other entity, please identify the entity as the name appears on the certificate representing your shares of Common Stock, cause an authorized person to sign on behalf of the entity, and clearly identify the title of such authorized person. This Written Consent of Stockholders shall vote all shares to which the signatory is entitled. This Written Consent of Stockholders, together with all written consents in substantially the same form, shall be treated as a single consent of stockholders. ANNEX A

                                TEXT OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                             ORBIS DEVELOPMENT, INC.

         1. Article I of the Articles of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

                                    ARTICLE I
                                      NAME

         The name of the corporation shall be: Global Pari-mutuel Services, Inc.


         2. Article [__] of the Articles of Incorporation of the Corporation is hereby amended by adding a new Section [___] to read as follows:

         [__]     Reverse Stock Split

                  1. Split Ratio. Every five (5) shares of the stock issued and outstanding, or issued and held by the Corporation, as of [_________], 2005 or earliest date thereafter that a combination of shares may be effected under applicable law (the "Change Time") shall be, on and as of the Change Time, combined into one (1) share of stock of the Corporation, par value $[___] per share; provided, however, that the Corporation shall issue one whole share of stock in lieu of the issuance of fractional shares by the Corporation as provided in Article [___] below.

                  2. Exchange of Certificates. Each certificate representing shares of the stock of the Corporation which are issued and outstanding, or issued and held by the Corporation, immediately prior to the Change Time, shall thereafter for all purposes be deemed to represent one (1) share of the stock of the Corporation for every five
         (5) shares of the stock of the Corporation represented by such certificate; and each holder of record of shares of the stock of the Corporation as of the Change Time shall be entitled to receive, as soon as practicable, upon surrender of such certificate to the officer or agent having charge of the stock transfer books of the Corporation, a certificate or certificates representing one (1) share of the stock of the Corporation for each five (5) shares of the stock of the Corporation represented by the certificate of such holder immediately prior to the Change Time; provided, however, that if any holder of shares of the stock of the Corporation would otherwise be entitled to a fractional share, the Corporation will issue one whole share to such holder as provided in Article [__] below. The shares of the stock of the Corporation represented by certificates issued pursuant to this paragraph shall be validly issued, fully paid and nonassessable.

                  3. No Fractional Shares. No fractional shares or scrip certificates shall be issued to the holders of presently issued and outstanding shares of the stock of the Corporation. Rather, if any holder of shares of the stock of the Corporation would otherwise be entitled to a fractional share, the Corporation will issue one whole share to such holder.